Exhibit (10)-qq

LETTER WAIVER

Dated as of January 26, 2007

To the banks, financial institutions
and other institutional lenders
(collectively, the "Lenders")
parties to the Credit Agreement
referred to below and to Citibank, N.A.,
as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

We refer to the Five Year Credit Agreement dated as of July 26, 2005 (the "Credit Agreement") among the undersigned and you, and the letter waivers thereunder dated November 23, 2005 (the “First Letter Waiver”), February 17, 2006 (the “Second Letter Waiver”), May 15, 2006 (the “Third Letter Waiver”), August 23, 2006 (the “Fourth Letter Waiver”) and December 8, 2006 (effective December 15, 2006 and referred to herein as the “Fifth Letter Waiver” and collectively, with the First Letter Waiver, the Second Letter Waiver, the Third Letter Waiver and the Forth Letter Waiver, the “Waivers”). Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement and the Waivers.

Reference is made to each of Borrower’s Announcements and the events described under the prior Waivers, and the prior definitions of Announcements are amended hereby to include Borrower’s Current Report on Form 8-K, filed December 21, 2006 (grant of second additional trading period from New York Stock Exchange (the “NYSE”) and compliance with certain NYSE corporate governance disclosure requirements).

In light of these events described in the Announcements, and other confidential information which Borrower has disclosed to Agent and Lenders orally and in writing prior to the date hereof under the terms of confidentiality agreements executed with each Lender (the “Confidential Disclosures”), Borrower has requested, and the Required Lenders hereby agree that the term “Waiver Termination Date” as defined in the Waivers is superseded and is hereby defined for all purposes as the earlier of (i) April 30, 2007 or (ii) the effective date of any Form 25 to strike Borrower's securities from listing filed by the NYSE with the U.S. Securities and Exchange Commission as a result of Borrower's failure to file its 2005 10-K within additional trading periods granted by the NYSE. The terms of the Third Letter Waiver, the Fourth Letter Waiver and the Fifth Letter Waiver shall remain in full force and effect, as modified by this Letter Waiver, including, without limitation, paragraphs (and any subparagraphs) three and five of the Third Letter Waiver; provided, however, that the sixth paragraph of the Third Letter Waiver shall be deleted in its entirety and replaced with the following:

“In addition to the foregoing:

(i) when filed with the SEC, Borrower’s 2005 10-K will contain restatements of prior period financial statements, including, without limitation, for the fiscal year 2004 (the “Restatements”). In addition to the waiver granted above, automatically and without further action by the parties hereto, upon the filing by Borrower of the 2005 10-K, your execution of this Letter Waiver evidences your permanent and irrevocable waiver of any misrepresentation of the matters set forth in Sections 4.01(e) and 4.01(k) of the Credit Agreement and any breach of Borrower’s covenants and agreements set forth in Sections 5.01(a) (as related to filings required by the Trust Indenture Act of 1939 (the “TIA”) for fiscal years 2004 and 2005), 5.01(f) or 5.01(h) of the Credit Agreement with respect to periods covered 2005 10-K; and

(ii) when filed with the SEC, Borrower’s 2006 Annual Report on Form 10-K (“2006 10-K”) will contain the selected quarterly financial information for fiscal year 2006. In addition to the waiver granted above, automatically and without further action by the parties hereto, upon the filing by Borrower of the 2006 10-K, your execution of this Letter Waiver evidences your permanent and irrevocable waiver of any misrepresentation of the matters set forth in Sections 4.01(k) of the Credit Agreement and any breach of Borrower’s covenants and agreements set forth in Sections 5.01(a) (as related to filings required by the TIA for fiscal year 2006), 5.01(f) or 5.01(h) of the Credit Agreement with respect to periods covered by the 2006 10-K.”

In addition, the Required Lenders hereby agree to amend Section 6.01(d) of the Credit Agreement to delete the figure “$50,000,000” and substitute therefor the figure “$70,000,000”.

The amount of the Monthly Fee, as defined in paragraph seven of the Third Letter Waiver, shall remain as set forth therein. However, payment of the Monthly Fee will be made on February 1, 2007, March 1, 2007 and April 2, 2007; provided, however, in the event Borrower files its 2006 Form 10-K on or before February 28, 2007, then it will have no obligation to make the March and April payments, and if the Borrower files its 2006 Form 10-K on or before March 31, 2007, then it will have no obligation to make the April payment.

This Letter Waiver shall become effective as of January 31, 2007 if, as of that date, the Agent has received counterparts of this Letter Waiver executed on behalf of Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Waiver.

If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to Susan Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

With respect to the matters waived hereunder, nothing in this Letter Waiver shall constitute an admission (1) of liability with respect to such matters, (2) that a breach of any representation, warranty, covenant or other provisions of the Credit Agreement has occurred, or (3) that any Default or Event of Default has occurred under the Credit Agreement.

The Waivers, as modified by each other and this Letter Waiver, shall represent the entire agreement with respect to the matters contained herein and, except where otherwise noted herein or therein, shall supersede any prior agreements whether written or oral. This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

BAUSCH & LOMB INCORPORATED

By  /s/ Efrain Rivera
Efrain Rivera
Vice President and Treasurer

Agreed as of the date first above written:

CITIBANK, NA.,
as Agent and as Lender

By /s/ Bob Kane
Name: Bob Kane
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION

By /s/ Marianne Meil
Name: Marianne Meil
Title: Senior Vice President

BARCLAYS BANK PLC

By /s/ David Barton
Name: David Barton
Title: Associate Director

BANK OF TOKYO-MITSUBISHI UFJ TRUST
COMPANY (f/k/a Bank of Tokyo-Mitsubishi Trust
Company)

By /s/ Harumi Kambara
Name: Harumi Kambara
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By /s/ Bruce Yoder
Name: Bruce Yoder
Title: Vice Preisdent
MIZUHO CORPORATE BANK, LTD.

By /s Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

U.S. BANK NATIONAL ASSOCIATION

By /s/ Eric Cosgrove
Name: Eric Cosgrove
Title: Assistant Vice President

ALLIED IRISH BANKS, P.L.C.

By /s/ Germaine Reusch
Name: Germaine Reusch
Title: Director

By /s/ Anthony O’Reilly
Name: Anthony O’Reilly
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By /s/ John Carroll
Name: John Caroll
Title: First Vice President

THE NORTHERN TRUST COMPANY

By /s/ Alex Nikolov
Name: Alex Nikolov
Title: Second Vice President